INDEPENDENT AUDITORS' CONSENT                                   EXHIBIT 23.1


We consent to the incorporation by reference in Registration Statements Nos. 33-87222, 33-90396 and 333-10167 of Micrel, Incorporated on Form S-8 of our reports dated January 26, 1999 (February 26, 1999 as to paragraph 2 of Note
11), appearing in this Annual Report on Form 10-K of Micrel, Incorporated for the year ended December 31, 1998.




DELOITTE & TOUCHE LLP

San Jose, California
March 29, 1999

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